DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made as of this 1st day of July 2005, by and between Commonwealth Cash Reserve Fund, Inc. (the "Corporation"), a corporation organized under the laws of the Commonwealth of Virginia, and PFM Fund Distributors, Inc. (the "Distributor"), a corporation organized under the laws of the State of Pennsylvania.

      WHEREAS, the Corporation is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering shares ("Shares") of investment portfolios of the Corporation, which are registered under the Securities Act of 1933, as amended, (the "1933 Act") with the Securities and Exchange Commission ("SEC") pursuant to the Corporation's Registration Statement on Form N-lA, as amended (the "Registration Statement"); and

      WHEREAS, the Commonwealth Cash Reserve Fund ("CCRF Prime Portfolio") and CCRF Federal Portfolio (each a "Fund" and collectively the "Funds") are each a series of the Corporation.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the Corporation and Distributor agree as follows:

      1. Service as Distributor

            1.1. The Distributor will act on behalf of the Corporation for the distribution of each Fund's Shares covered by the Registration Statement under the 1933 Act. The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

            1.2. The Distributor agrees to use such efforts as it deems appropriate by the Distributor to solicit orders for the sale of the Shares and to undertake such advertising and promotion and other activities as it believes reasonable in connection with such solicitation. The Corporation understands that the Distributor may serve as the distributor of the shares of other investment companies and series thereof (collectively, the "Companies"), including Companies having investment objectives similar to those of the Corporation. The Corporation further understands that investors and potential investors in the Corporation may invest in shares of such other Companies. The Corporation agrees that the Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Corporation under this Section 1.2.

            1.3. The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, the payment of compensation to brokers, dealers and other financial institutions which make shares available to their customers (collectively, "Dealers"); the payment of compensation to sales personnel of the Distributor; the costs of printing and mailing of prospectuses, annual reports and other periodic reports to other than current shareholders; and the costs of printing, distributing and publishing sales literature and advertising material; except as may otherwise be agreed to by the Corporation and permitted under a Plan of Distribution adopted by the Corporation in accordance with Rule 12b-1 under the 1940 Act.


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            1.4. All activities by the Distributor and its agents and employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC and the NASD.

            1.5. The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Corporation.

            1.6. Whenever in its judgment such action is warranted by unusual market, economic or political conditions, the Corporation may decline to accept any orders for, or make any sales of, the Shares until such time as the Corporation deems it advisable to accept such orders and to make such sales.

            1.7. The Corporation agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

            1.8. The Corporation shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Corporation and the Shares as the Distributor may reasonably request; and the Corporation warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Corporation shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of each Fund's books and accounts prepared by the Corporation, (b) quarterly earnings statements prepared by the Corporation, (c) a monthly itemized list of the securities comprising the portfolio of each Fund, (d) monthly balance sheets as soon as practicable after the end of each quarter, and (e) from time to time such additional information regarding the financial condition of the Corporation and each Fund as the Distributor may reasonably request.

            1.9. The Corporation represents to the Distributor that all Registration Statements and prospectuses filed by the Corporation with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of said Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Corporation filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Corporation by the Distributor or any affiliate of the Distributor, the Corporation represents and warrants to the Distributor that: any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC thereunder; all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Corporation, may but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements


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

to any prospectus as, in the light of future developments, may, in the opinion of the Corporation's counsel, be necessary or advisable. The Corporation shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Corporation shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Corporation of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Corporation shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

            1.10. The Corporation authorizes the Distributor and Dealers to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares. The Corporation agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any legal fees incurred in connection therewith) which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

                  (a) any untrue statement, or alleged untrue statement, of a material fact contained in the Corporation's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or

                  (b) any omission, or alleged omission, to state a material fact required to be stated in the Corporation's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Corporation by the Distributor or its affiliated persons for use in the Corporation's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

            The Distributor, its officers, directors, and employees, and any such controlling person, as aforesaid, shall notify the Corporation of any action brought against the Distributor, its officers, directors or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Corporation and sent to the Corporation by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity



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

agreement contained in this Section 1.10. The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Corporation and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Corporation elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Corporation does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Corporation, or in case there is a conflict of interest between the Corporation or the Distributor, the Corporation will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Corporation's indemnification agreement contained in this Section 1.10 and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any Shares.

            1.11. The Distributor agrees to indemnify and hold harmless the Corporation, its several officers and directors and each person, if any, who controls the Corporation or either Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any reasonable legal fees incurred in connection therewith) which the Corporation, its officers, directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation, its officers or directors, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Corporation's Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Corporation by the Distributor or its affiliated persons (as defined in the 1940 Act).

            The agreement of the Distributor to indemnify the Corporation, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Corporation, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Corporation, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the



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Corporation, its officers or directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the Corporation, its officers or directors, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 1.11.

            1.12. No Shares shall be offered by either the Distributor or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Corporation if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of said Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.12 shall in any way restrict or have any application to or bearing upon the Corporation's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Corporation's Registration Statement, Articles of Incorporation, or bylaws.

            1.13. The Corporation agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

                  (a) of any request by the SEC for amendments to the Registration Statement, prospectus or statement of additional information then in effect or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Corporation of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                  (d) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

For purposes of this Section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

            1.14. The Distributor may enter into selling agreements with Dealers with respect to the offering of the Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the Dealer to each Fund's custodian account, (b) that the Dealer will notify the transfer agent for the Corporation of the



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purchase of Shares and (c) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the Dealer, in which case the Dealer will be responsible for any loss suffered by any Fund or the Distributor resulting from such cancellation. The Distributor may also act as disclosed agent for each Fund and sell Shares of each Fund to individual investors. The Distributor shall enter into selling agreements only with Dealers that are either members in good standing of the NASD or entities that are not required to be such members. All selling agreements shall be in such form as is approved by the President of the Corporation.

            1.15 The Distributor agrees to provide the Corporation, not less frequently than quarterly at the written request of the Corporation, the information required by Rules 12b-1(b)(3) and 12b-1(d) of the 1940 Act for each Fund having shares outstanding during the reporting period.

      2.    Term

            This Agreement shall become effective as of the date first written above, and, unless sooner terminated as provided herein, shall continue for an initial two year term from the date of its execution and shall continue in effect from year to year thereafter, provided that such continuance is specifically approved at least annually by (i) the Corporation's Board of Directors or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Corporation, and further provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Corporation's Board of Directors, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Corporation, or by the Distributor. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

      3.    Limitation of Liability

            (a) The Distributor shall not be liable to the Corporation for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Corporation will indemnify the Distributor against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of such obligations and duties or by reason of its reckless disregard thereof.



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            (b) In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement.

      4.    Notices

            All notices and other communications (collectively referred to as a "Notice" or "Notices" in this paragraph) hereunder shall be given in writing or by telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Distributor at its principal place of business, President, PFM Fund Distributors, Inc. One Keystone Plaza - Suite 300, N. Front & Market Streets, Harrisburg, PA 17101; (b) if to the Corporation, at its principal place of business, Secretary, Commonwealth Cash Reserve Fund, Inc., P.
O. Box 1192, Richmond, VA 23209-1192 or (c) if to neither of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. Either party hereto may change the address to which Notices to it shall be sent by giving Notice of such change to the other party.

      5.    Further Actions

            Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      6.    Amendments

            This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      7.    Governing State

            This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Virginia and the applicable provisions of the 1940 Act. To the extent the provisions of Virginia law conflict with the 1940 Act, the latter shall control.

      8.    Miscellaneous

            This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their Construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                    COMMONWEALTH CASH RESERVE FUND, INC.,
                                    ON BEHALF OF THE CCRF Prime
                                    Portfolio and the CCRF Federal Portfolio

                                    By: _____________________________________
                                        Name:
                                        Title:  President

                                    PFM Fund Distributors, Inc.

                                    By: _____________________________________
                                        Name:
                                        Title:



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